SECOND LOAN AMENDMENT AGREEMENT

THIS AGREEMENT dated for reference April 30, 2003, is between:

                        QUEST INVESTMENT CORPORATION, a British Columbia
                        company, having an office at Suite 300, 570 Granville Street,
                        Vancouver, British Columbia V6C 3P1

                                                                                                                            (the "Lender")

AND:

                        ZI CORPORATION, an Alberta corporation, having an office at Suite
                        2100, 840 - 7th Avenue SW, Calgary, Alberta T2P 3G2

                                                                                                                            (the "Borrower")

BACKGROUND

A.      The Lender and the Borrower entered into a loan agreement dated for reference December 5, 2002 (the "Loan Agreement"), under which the Lender has advanced the principal sum of US$3,300,000 (the "Loan").

B.      The Lender and the Borrower entered into a loan amendment agreement dated for reference March 19, 2003 (the "Loan Amendment Agreement"), under which the parties agreed to extend the term of the Loan to April 30, 2003.

C.      The Lender and the Borrower wish to amend the terms of the Loan, the Loan Agreement and the Loan Amendment Agreement pursuant to the terms of this Agreement.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.	Outstanding Principal Balance. The Borrower acknowledges and agrees that as of the date of this Agreement, the outstanding principal amount of the Loan was US$3,240,000.
2.	Loan Extension. Subject to paragraph 7 below, the Loan Agreement is hereby amended and modified by deleting subparagraph 4(a)(i) in its entirety and replacing it with the following:
"(i) May 7, 2003;".
3.	Interest Payments. Interest shall continue to accrue and be payable in accordance with paragraph 5 of the Loan Agreement.
4.

AOL Subordination. The Borrower will continue to use all reasonable commercial efforts to obtain the written consent of America Online, Inc. (AAOL@) to the subordination of its security to the security of the Lender, as contemplated pursuant to Section 5.18 of the Security Agreement between the Borrower and AOL dated December 6, 2002.

5.	Representations and Warranties. The Borrower affirms and restates each of the
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representations and warranties set out in paragraph 9 of the Loan Agreement as of the date of this Agreement.
6.	Definitions. Unless otherwise defined in this Agreement, all defined terms herein shall have the meanings ascribed in the Loan Agreement.
7.

Amendment. This Agreement amends and modifies the Loan Agreement and the Loan Amendment Agreement and, together with them and the collateral documents referred to therein, constitutes the entire agreement between the parties. This Agreement may only be modified by further written instrument, signed by each of the parties hereto.

8.

Legal Fees. The Borrower covenants and agrees to pay all of the Lender's legal fees and other costs, charges and expenses of and incidental to the preparation, execution and carrying out of this Agreement or as may otherwise be required by the Lender to complete the transactions contemplated herein.

9.

Further Assurances. The parties hereto shall provide such further assurances, documents and instruments as the Lender may reasonably require to complete the transactions contemplated in the Loan Agreement and herein.

10.	Time of the Essence. Time shall remain of the essence of this Agreement.
11.	Counterparts. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together shall form one and the same agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date first above written.

QUEST INVESTMENT CORPORATION

Per:	"Brian Bayley"
Authorized Signatory

ZI CORPORATION

Per:	"Michael Lobsinger"
Authorized Signatory

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Quarry Bay Investments Inc. hereby acknowledges receipt of notice of the extension of the Loan pursuant to this Second Loan Amendment Agreement and confirms its agreement to continue to be bound by the terms of its Limited Recourse Guarantee and the Share Pledge Amendment Agreement, both dated for reference March 19, 2003.

QUARRY BAY INVESTMENTS INC.

Per:

"Brian Bayley"
Authorized Signatory

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